UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 12, 2012

99¢ ONLY STORES
(Exact Name of Registrant as Specified in Charter)

California	1-11735	95-2411605
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4000 East Union Pacific Avenue
City of Commerce, California	90023
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (323) 980-8145

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introduction

On January 13, 2012, pursuant to the Agreement and Plan of Merger, dated as of October 11, 2011 (the “Merger Agreement”), by and among 99¢ Only Stores (the “Company”), Number Holdings, Inc., a Delaware corporation (“Parent”), and Number Merger Sub, Inc., a California corporation and a subsidiary of Parent (“Merger Sub”), Merger Sub merged with and into the Company, with the Company continuing as the surviving entity (the “Merger”).  As a result of the Merger, the Company became a subsidiary of Parent.

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, each outstanding share of the Company’s common stock, no par value (“Company common stock”), was converted into the right to receive $22.00 in cash, without interest and less any applicable withholding taxes (the “Merger Consideration”), excluding (1) shares held by any shareholders who were entitled to and who have properly exercised dissenters’ rights under California law, and (2) shares held by Parent, Merger Sub or any other wholly owned subsidiary of Parent, which included the shares contributed to Parent prior to the completion of the Merger by Eric Schiffer, the Company’s Chief Executive Officer, Jeff Gold, the Company’s President and Chief Operating Officer, Howard Gold, the Company’s Executive Vice President, Karen Schiffer and The Gold Revocable Trust dated October 26, 2005 (the “Rollover Investors”).  In addition, each outstanding stock option was cancelled and converted into the right to receive an amount in cash equal to the excess, if any, of the Merger Consideration over the exercise price for each share subject to the applicable option. Each restricted stock unit (“RSU”) was cancelled and converted into the right to receive an amount in cash equal to the number of unforfeited shares of Company common stock then subject to the RSU multiplied by the Merger Consideration. Each performance stock unit (“PSU”) was cancelled and converted into the right to receive an amount in cash equal to the number of unforfeited shares of Company common stock then subject to the PSU multiplied by the Merger Consideration.

The foregoing description of the Merger Agreement and related transactions does not purport to be complete and is subject, and qualified in its entirety by reference, to the full text of the Merger Agreement, which is attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on October 11, 2011 and incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introduction above is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 13, 2012, in connection with the completion of the Merger, the Company informed the New York Stock Exchange (the “NYSE”) of the Merger and requested that trading in the Company common stock be suspended and withdrawn from listing on the NYSE prior to market open on the next trading day (January 17, 2012).  The NYSE will file with the SEC a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25, thereby commencing the process of delisting and deregistering the Company common stock. The Company expects the Company common stock to be delisted prior to market open on January 17, 2012. The Company intends to file a Form 15 to suspend its reporting obligations with respect to the Company common stock under Section 13(a) and 15(d) of the Exchange Act as soon as practicable.

Item 3.03	Material Modification to Rights of Security Holders.

At the effective time of the Merger, each share of Company common stock was converted into the right to receive the Merger Consideration, as further described above in the Introduction.  The information set forth in the Introduction and Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.  At the effective time of the Merger, each holder of a certificate formerly representing any shares of Company common stock or of book-entry shares no longer had any rights with respect to the shares, except for the right to receive the Merger Consideration upon surrender thereof.

Item 5.01	Changes in Control of the Registrant.

The information disclosed in the Introduction is incorporated herein by reference. On January 13, 2012, pursuant to the Merger Agreement, Merger Sub merged with and into the Company, with the Company continuing as the surviving entity.  As a result of the Merger, the Company became a subsidiary of Parent.  Parent is controlled by affiliates of Ares Management LLC and the Canada Pension Plan Investment Board (the “Sponsors”).

The total cash merger consideration paid was approximately $1.6 billion, which was funded from equity contributions from the Sponsors and cash of the Company, as well as proceeds received by Merger Sub in connection with debt financing provided by Royal Bank of Canada, Bank of Montreal, Deutsche Bank Trust Company Americas, City National Bank, a National Banking Association, Siemens Financial Services, Inc. and HSBC Bank USA, N.A.  In addition, the Rollover Investors contributed approximately 4,545,451 shares of Company common stock, valued at the $22.00 per share merger consideration, to Parent, in exchange for approximately 15.73% of the outstanding common stock of Parent.

The foregoing description of the Merger Agreement and related transactions does not purport to be complete and is subject, and qualified in its entirety by reference, to the full text of the Merger Agreement, which is attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 11, 2011 and incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the effective time of the Merger on January 13, 2012, in accordance with the Merger Agreement, the officers of the Company immediately prior to the effective time of the Merger remained the officers of the Company after the Merger. Also in accordance with the Merger Agreement, as of the effective time of the Merger, Messrs. David Gold, Eric Flamholtz, Lawrence Glascott, Marvin Holen and Peter Woo ceased serving as members of the board of directors of the Company, and Messrs. Norman Axelrod, Dennis Gies, Howard Gold, Shane Feeney, David Kaplan, Scott Nishi and Adam Stein were elected as new members of the board of directors of the Company.  Messrs. Eric Schiffer and Jeff Gold will continue serving as members of the board of directors of the Company.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the effective time of the Merger on January 13, 2012, in accordance with the Merger Agreement, each of the Amended and Restated Articles of Incorporation of the Company and the Amended and Restated Bylaws of the Company were amended, and each as such became the Amended and Restated Articles of Incorporation of the Company and the Amended and Restated Bylaws of the Company.  A copy of each of the Amended and Restated Articles of Incorporation and the Amended and Restated Bylaws of the Company are filed as Exhibit 3.1 and Exhibit 3.2 hereto, respectively, and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On January 12, 2012, the Company held a special meeting of shareholders (the “Special Meeting”).  There were 58,969,777 shares of Company common stock represented in person or by proxy at the Special Meeting, representing 83.39% of the shares entitled to vote at the meeting.  The final voting results for each of the matters submitted to a vote of the Company’s shareholders at the Special Meeting are presented in the tables below.

Proposal 1:  A motion to approve the Merger Agreement, including the principal terms of the Merger Agreement, the statutory merger agreement, and the merger pursuant to which Merger Sub will be merged with and into the Company, with the Company continuing as the surviving entity, was approved by an affirmative vote of the holders of a majority of the outstanding shares of Company common stock.

FOR	AGAINST	ABSTAIN
58,313,982	154,074	501,721

Proposal 2:  A motion to adjourn or postpone the Special Meeting to another time and/or place for the purpose of soliciting additional proxies in favor of the proposal to approve the Merger Agreement, if necessary, was approved by an affirmative vote of the holders of a majority of the outstanding shares of the Company’s common stock.

FOR	AGAINST	ABSTAIN
41,887,818	2,847,251	604,574

Item 8.01	Other Events.

On January 13, 2012, the Company issued a press release announcing the completion of the Merger.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

2.1
Agreement and Plan of Merger among Number Holdings, Inc., Number Merger Sub, Inc. and 99 Cents Only Stores, dated October 11, 2011.  (Incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed on October 11, 2011.)

3.1	Amended and Restated Articles of Incorporation of the Company, adopted January 13, 2012.

3.2	Amended and Restated Bylaws of the Company, adopted January 13, 2012.

99.1	Press Release dated January 13, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

99¢ ONLY STORES

Date: January 13, 2012	By: /s/ Eric Schiffer
Eric Schiffer
Chief Executive Officer